UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Two International Place, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.      Results of Operations and Financial Condition

     Registrant has reported its results of operations for the three months ended January 31, 2010, as described in Registrant’s news release dated February 24, 2010, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Document
99.1	Press release issued by the Registrant dated February 24, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	February 24, 2010	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated February 24, 2010.

Exhibit 99.1

Contact: Robert Whelan - 617.482.8260 rwhelan@eatonvance.com

EATON VANCE CORP.

REPORT FOR THE THREE MONTHS ENDED JANUARY 31, 2010

Boston, MA, February 24, 2010 - Eaton Vance Corp. (NYSE: EV) reported earnings per diluted share of $0.37 for the first quarter of fiscal 2010 compared to earnings per diluted share of $0.21 in the first quarter of fiscal 2009 and $0.39 in the fourth quarter of fiscal 2009. First quarter 2010 earnings were reduced approximately $0.02 per diluted share by adjustments recognized in connection with the adoption of a new accounting standard on non-controlling interests in consolidated financial statements. Fourth quarter fiscal 2009 earnings were increased approximately $0.05 per diluted share by tax adjustments primarily related to stock-based compensation.

Net inflows of $3.0 billion into long-term funds and separate accounts in the first quarter of fiscal 2010 compare to net inflows of $3.3 billion in the first quarter of fiscal 2009 and $5.5 billion in the fourth quarter of fiscal 2009. The Company’s annualized internal growth rate for the quarter was eight percent. Assets under management on January 31, 2010 were $161.6 billion, an increase of 32.6 percent over the $121.9 billion of managed assets as of January 31, 2009 and an increase of 4.3 percent over the $154.9 billion of managed assets as of October 31, 2009.

“Eaton Vance’s improving financial results reflect both continuing organic growth and the sharp recovery in market prices over the past year,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Growth in our managed assets has been nicely balanced between funds and separate accounts and among leading investment disciplines.”

Comparison to First Quarter of Fiscal 2009

Long-term fund net inflows of $1.5 billion in the first quarter of fiscal 2010 compare to $0.5 billion of long-term fund net inflows in the first quarter of fiscal 2009, and reflect $6.8 billion of fund sales and other inflows, $4.7 billion of fund redemptions and $0.6 billion of reductions in fund leverage. Institutional and high-net-worth separate account net inflows in the first quarter of fiscal 2010 were $1.0 billion, consisting of gross inflows of $2.7 billion offset by $1.7 billion of outflows. Institutional and high-net-worth separate account inflows in the quarter primarily reflect the funding of new institutional mandates at Eaton Vance Management and net inflows into high-net-worth accounts at Parametric Portfolio Associates. In the first quarter of fiscal 2009, inflows of $3.4 billion in institutional and high-net-worth separate accounts were offset by outflows of $1.1 billion. Retail managed account net inflows were $0.6 billion in the first quarter of fiscal 2010 compared to $0.4 billion in the first quarter of fiscal 2009. Retail managed accounts gross inflows of $1.7 billion in the first quarter of fiscal 2010 decreased from the $1.9 billion of inflows in the first quarter of fiscal 2009, while outflows of $1.1 billion in the first quarter of fiscal 2010 decreased from outflows of $1.5 billion in the prior fiscal year’s first quarter. Tables 1-4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

Revenue in the first quarter of fiscal 2010 increased $62.5 million, or 30 percent, to $272.0 million from revenue of $209.5 million in the first quarter of fiscal 2009. Investment advisory and administration fees increased 31 percent to $210.4 million, reflecting a 32 percent increase in average assets under management, offset by a modest decline in the Company’s average effective investment advisory fee rate. Distribution and underwriter fees increased 19 percent due to an increase in average fund assets that pay these fees. Service fee revenue increased 23 percent due to an increase in average fund assets subject to service fees. Other revenue, which increased by $2.3 million on a year-over-year quarterly basis, included $1.4 million of net realized and unrealized gains on investments of consolidated funds in the first quarter of fiscal 2010 compared to $1.0 million of net realized and unrealized losses on investments of consolidated funds in the first quarter of fiscal 2009.

Operating expenses in the first quarter of fiscal 2010 increased $27.2 million, or 17 percent, to $184.7 million compared to operating expenses of $157.5 million in the first quarter of fiscal 2009. Compensation expense increased 25 percent due to increases in adjusted operating income-based (defined below) bonus accruals, sales-based incentives and stock-based compensation. Distribution expense increased 32 percent from the prior fiscal year’s first quarter due primarily to increases in intermediary marketing support payments, Class C distribution fees, payments made under certain closed-end fund compensation agreements and commissions paid on certain sales of Class A shares. Service fee expense increased 22 percent, in line with the increase in assets subject to service fees. Amortization of deferred sales commissions decreased 17 percent, consistent with an overall declining trend in Class B and Class C fund share sales and assets. Fund expenses decreased 15 percent in the first quarter of fiscal 2010 compared to the first quarter of fiscal 2009, primarily reflecting a decrease in subadvisory expenses as a result of the termination of a subadvisory relationship in the fourth quarter of fiscal 2009. Other expenses increased one percent, primarily due to an increase in information technology expenses and an increase in the amortization of intangible assets associated with the December 2008 acquisition of the Tax Advantaged Bonds Strategies (“TABS”) business of M.D. Sass, offset by decreases in facilities and consulting expenses.

Operating income in the first quarter of fiscal 2010 was $87.3 million, an increase of 68 percent over operating income of $52.0 million in the first quarter of fiscal 2009.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back closed-end fund structuring fees, stock-based compensation, write-offs of intangible assets and other items that we consider non-operating in nature. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation, a non-cash operating expense.

Adjusted operating income of $99.1 million in the first quarter of fiscal 2010 was 58 percent higher than the $62.9 million of adjusted operating income in the first quarter of fiscal 2009. The Company’s adjusted operating margin improved to 36.4 percent in the first quarter of fiscal 2010 from 30.0 percent in the first quarter of fiscal 2009.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months Ended
	January	October	January	% Change
	31,	31,	31,	Q1 2010 to	Q1 2010 to
(in thousands)	2010	2009	2009	Q4 2009	Q1 2009

Operating income	$87,347	$76,865	$51,999	14%	68%
Operating income of
consolidated funds	(1,555)	(1,363)	(93)	14%	NM
Stock-based	13,284	10,196	10,995	30%	21%
compensation

Adjusted operating	$99,076	$85,698	$62,901	16%	58%
income

Interest income in the first quarter of fiscal 2010 decreased 39 percent from the first quarter of fiscal 2009 due to lower effective interest rates earned on cash balances. In the first quarter of fiscal 2010, the Company recognized $2.5 million of net realized and unrealized gains on separate account investments compared to $0.8 million of net realized and unrealized losses on separate account investments and $0.1 million of impairment losses on investments in collateralized debt obligation entities in the first quarter of fiscal 2009. The Company’s effective tax rate, calculated as a percentage of income before equity in net income (loss) of affiliates, was 38.4 percent and 39.7 percent in the first quarter of fiscal 2010 and fiscal 2009, respectively.

Net income attributable to non-controlling interests in the first quarter of fiscal 2010 increased $4.7 million over the first quarter of fiscal 2009, reflecting a $2.3 million adjustment recognized upon adoption of a new accounting standard on non-controlling interests in consolidated financial statements as of November 1, 2009.

Net income attributable to Eaton Vance Corp. shareholders in the first quarter of fiscal 2010 was $46.2 million, compared to net income attributable to Eaton Vance Corp. shareholders of $24.7 million in the first quarter of fiscal 2009.

Comparison to Fourth Quarter of Fiscal 2009

Revenue in the first quarter of fiscal 2010 increased $17.9 million, or seven percent, to $272.0 million from $254.1 million in the fourth quarter of fiscal 2009. Investment advisory and administration fees increased eight percent to $210.4 million, reflecting a six percent increase in average assets under management. Distribution and underwriter fees increased six percent due to an increase in average fund assets that pay these fees. Service fee revenue increased two percent due to an increase in average fund assets subject to service fees. Other revenue, which increased by $0.4 million over the prior quarter, included $1.4 million of net realized and unrealized gains on investments of consolidated funds recognized in the first quarter of fiscal 2010 compared to $1.2 million of net realized and unrealized gains on investments of consolidated funds in the fourth quarter of fiscal 2009.

Operating expenses increased $7.4 million, or four percent, to $184.7 million in the first quarter of fiscal 2010 from $177.3 million in the fourth quarter of fiscal 2009. Compensation expense increased 10 percent, reflecting increases in adjusted operating income-based bonus accruals, stock-based compensation and sales-based incentives. Distribution expense increased seven percent from the prior fiscal quarter, reflecting an increase in commissions paid on certain sales of Class A shares, an increase in Class C distribution fees and an increase in intermediary marketing support payments. Service fee expense increased six percent, in line with the increase in assets subject to service fees. Fund expenses decreased 45 percent from the fourth quarter of fiscal 2009, primarily reflecting a decrease in subadvisory expenses related to certain sub-advisory agreements that were terminated in the fourth quarter of fiscal 2009. Other expenses decreased three percent due to decreases in information technology and facilities expenses.

Operating income in the first quarter of fiscal 2010 was $87.3 million, an increase of 14 percent over operating income of $76.9 million in the fourth quarter of fiscal 2009. The Company’s operating margin improved to 32.1 percent in the first quarter of fiscal 2010 from 30.2 percent in the fourth quarter of fiscal 2009. Adjusted operating income of

$99.1 million in the first quarter of fiscal 2010 was 16 percent higher than the $85.7 million of adjusted operating income in the fourth quarter of fiscal 2009.

Interest income in the first quarter of fiscal 2010 decreased two percent from the fourth quarter of fiscal 2009 due to lower effective interest rates earned on cash balances. In the first quarter of fiscal 2010, the Company recognized $2.5 million of net realized and unrealized gains on separate account investments. In the fourth quarter of fiscal 2009, the Company recognized $2.2 million of net realized and unrealized gains on separate account investments and $0.2 million of impairment losses on investments in collateralized debt obligation entities. The Company’s effective tax rate, calculated as a percentage of income before equity in net income (loss) of affiliates, was 38.4 percent and 29.8 percent in the first quarter of fiscal 2010 and the fourth quarter of fiscal 2009, respectively. The increase in the Company’s first quarter effective tax rate was due primarily to a tax adjustment related to stock-based compensation in the fourth quarter of fiscal 2009 that resulted in a $5.2 million net reduction in the Company’s income tax expense.

Net income attributable to non-controlling interests in the first quarter of fiscal 2010 increased $3.3 million over the prior quarter, reflecting a $2.3 million adjustment recognized upon adoption of a new accounting standard on non-controlling interests in consolidated financial statements as of November 1, 2009.

Net income attributable to Eaton Vance Corp. shareholders in the first quarter of fiscal 2010 was $46.2 million compared to net income attributable to Eaton Vance Corp. shareholders of $48.4 million in the fourth quarter of fiscal 2009.

Cash and cash equivalents and short-term investments totaled $399.1 million as of January 31, 2010 compared to $360.5 million on October 31, 2009. The Company used $53.7 million to fund share repurchases and paid $73.3 million of common share dividends over the past twelve months. There were no outstanding borrowings against the Company’s $200.0 million credit facility on January 31, 2010.

During the first three months of fiscal 2010, the Company repurchased and retired approximately 0.6 million shares of its Non-Voting Common Stock under its repurchase authorizations. Approximately 7.9 million shares remain of the current 8.0 million share repurchase authorization.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
(unaudited)

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2010 to	Q1 2010 to
	2010	2009	2009	Q4 2009	Q1 2009

Revenue:
Investment advisory and administration fees	$ 210,387	$ 194,983	$ 160,512	8%	31%
Distribution and underwriter fees	25,034	23,713	21,083	6	19
Service fees	33,990	33,228	27,600	2	23
Other revenue	2,624	2,214	276	19	NM

Total revenue	272,035	254,138	209,471	7	30

Expenses:
Compensation of officers and employees	86,874	78,883	69,626	10	25
Distribution expense	29,111	27,095	22,056	7	32
Service fee expense	28,136	26,441	23,049	6	22
Amortization of deferred sales commissions	7,959	7,779	9,557	2	(17)
Fund expenses	4,293	7,786	5,032	(45)	(15)
Other expenses	28,315	29,289	28,152	(3)	1

Total expenses	184,688	177,273	157,472	4	17

Operating Income	87,347	76,865	51,999	14	68

Other Income/(Expense):
Interest income	770	789	1,271	(2)	(39)
Interest expense	(8,416)	(8,413)	(8,416)	-	-
Realized gains (losses) on investments	1,748	1,846	(1,130)	(5)	NM
Unrealized gains on investments	793	341	314	133	153
Foreign currency gains	134	36	61	272	120
Impairment losses on investments	-	(226)	(106)	NM	NM

Income Before Income Taxes and Equity in Net
Income (Loss) of Affiliates	82,376	71,238	43,993	16	87

Income Taxes	(31,645)	(21,211)	(17,460)	49	81

Equity in Net Income (Loss) of Affiliates, Net of Tax	814	410	(1,233)	99	NM

Net Income	51,545	50,437	25,300	2	104

Net Income Attributable to Non-Controlling Interests	(5,303)	(2,003)	(603)	165	NM

Net Income Attributable to Eaton Vance Corp. Shareholders	$ 46,242	$ 48,434	$ 24,697	(5)	87

Earnings Per Share Attributable to Eaton Vance Corp. Shareholders:
Basic	$ 0.39	$ 0.41	$ 0.21	(5)	86
Diluted	$ 0.37	$ 0.39	$ 0.21	(5)	76

Dividends Declared, Per Share	$ 0.160	$ 0.160	$ 0.155	-	3

Weighted Average Shares Outstanding:
Basic	116,603	116,478	115,910	0	1
Diluted	122,920	122,658	118,602	0	4

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
(unaudited)

	January 31,	October 31,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$ 349,027	$ 310,586
Short-term investments	50,099	49,924
Investment advisory fees and other receivables	115,430	107,975
Note receivable from affiliate	2,500	-
Other current assets	12,151	19,677
Total current assets	529,207	488,162

Other Assets:
Deferred sales commissions	50,911	51,966
Goodwill	135,786	135,786
Other intangible assets, net	78,880	80,834
Long-term investments	131,715	133,536
Deferred income taxes	105,275	97,044
Equipment and leasehold improvements, net	73,375	75,201
Note receivable from affiliate	-	8,000
Other assets	4,408	4,538
Total other assets	580,350	586,905

Total assets	$ 1,109,557	$ 1,075,067

LIABILITIES, TEMPORARY EQUITY AND PERMAMENT EQUITY
Current Liabilities:
Accrued compensation	$ 44,357	$ 85,273
Accounts payable and accrued expenses	58,133	51,881
Dividend payable	18,958	18,812
Taxes payable	29,146	-
Deferred income taxes	16,683	15,580
Contingent purchase price liability	13,876	13,876
Other current liabilities	3,589	2,902
Total current liabilities	184,742	188,324
Long-Term Liabilities:
Long-term debt	500,000	500,000
Other long-term liabilities	36,058	35,812
Total long-term liabilities	536,058	535,812
Total liabilities	720,800	724,136
Commitments and contingencies	-	-

Temporary Equity:
Redeemable non-controlling interests	46,546	43,871
Total temporary equity	46,546	43,871

Permanent Equity:
Voting Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 431,790 and 431,790 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 118,031,524 and 117,087,810 shares, respectively	461	457
Additional paid-in capital	52,190	44,786
Notes receivable from stock option exercises	(3,037)	(3,078)
Accumulated other comprehensive loss	(2,026)	(1,394)
Retained earnings	294,278	266,196
Total Eaton Vance Corp. shareholders' equity	341,868	306,969
Non-redeemable non-controlling interests	343	91
Total permanent equity	342,211	307,060

Total liabilities, temporary equity and permanent equity	$ 1,109,557	$ 1,075,067

Table 1
Asset Flows (in millions)
Twelve Months Ended January 31, 2010
(unaudited)

Assets 1/31/2009 - beginning of period	$ 121,930
Long-term fund sales and inflows	25,213
Long-term fund redemptions and outflows	(20,832)
Long-term fund net exchanges	648
Institutional/HNW account inflows	12,283
Institutional/HNW account outflows	(5,703)
Institutional/HNW account net exchanges	(579)
Retail managed account inflows	8,215
Retail managed account outflows	(5,957)
Market value change	25,743
Change in cash management funds	623
Net change	39,654
Assets 1/31/2010 - end of period	$ 161,584

Table 2
Assets Under Management
By Investment Category (in millions)
(unaudited)

	January 31,	October 31,	%	January 31,	%
	2010	2009	Change	2009	Change
Equity Funds	$ 56,606	$ 54,779	3%	$ 46,591	21%
Fixed Income Funds	26,697	24,970	7%	19,851	34%
Bank Loan Funds	16,879	16,452	3%	12,466	35%
Cash Management Funds	1,409	1,417	-1%	786	79%
Separate Accounts	59,993	57,278	5%	42,236	42%
Total	$ 161,584	$ 154,896	4%	$121,930	33%

Table 3
Asset Flows by Investment Category (in millions)
(unaudited)
	Three Months Ended
	January 31,	October 31,	January 31,
	2010	2009	2009
Equity fund assets - beginning of period	$ 54,779	$ 52,873	$ 51,956
Sales/inflows	3,298	2,919	4,789
Redemptions/outflows	(3,180)	(3,053)	(3,530)
Exchanges	461	(17)	(34)
Market value change	1,248	2,057	(6,590)
Net change	1,827	1,906	(5,365)
Equity assets - end of period	$ 56,606	$ 54,779	$ 46,591

Fixed income fund assets - beginning of period	24,970	23,078	20,382
Sales/inflows	2,579	2,305	1,398
Redemptions/outflows	(1,477)	(1,691)	(1,391)
Exchanges	121	6	29
Market value change	504	1,272	(567)
Net change	1,727	1,892	(531)
Fixed income assets - end of period	$ 26,697	$ 24,970	$ 19,851

Bank loan fund assets - beginning of period	16,452	15,847	13,806
Sales/inflows	948	1,257	797
Redemptions/outflows	(711)	(1,284)	(1,557)
Exchanges	6	(3)	(24)
Market value change	184	635	(556)
Net change	427	605	(1,340)
Bank loan assets - end of period	$ 16,879	$ 16,452	$ 12,466

Long-term fund assets - beginning of period	96,201	91,798	86,144
Sales/inflows	6,825	6,481	6,984
Redemptions/outflows	(5,368)	(6,028)	(6,478)
Exchanges	588	(14)	(29)
Market value change	1,936	3,964	(7,713)
Net change	3,981	4,403	(7,236)
Total long-term fund assets - end of period	$ 100,182	$ 96,201	$ 78,908

Separate accounts - beginning of period	57,278	50,452	35,832
Institutional/HNW account inflows	2,699	5,674	3,431
Institutional/HNW account outflows	(1,678)	(1,261)	(1,079)
Institutional/HNW account exchanges	(579)	-	-
Institutional/HNW assets acquired[1]	-	-	4,818
Retail managed account inflows	1,714	2,153	1,879
Retail managed account outflows	(1,163)	(1,482)	(1,467)
Retail managed accounts acquired[1]	-	-	2,035
Separate accounts market value change	1,722	1,742	(3,213)
Net change	2,715	6,826	6,404
Separate accounts - end of period	$ 59,993	$ 57,278	$ 42,236
Cash management fund assets - end of period	1,409	1,417	786
Total assets under management - end of period	$ 161,584	$ 154,896	$ 121,930

	Table 4
	Long-Term Fund and Separate Account Net Flows (in millions)
	(unaudited)
	Three Months Ended
	January 31,	October 31,	January 31,
	2010	2009	2009
Long-term funds:
Open-end and other funds	$ 2,492	$ 1,094	$ 2,546
Closed-end funds	(21)	107	(450)
Private funds	(1,014)	(748)	(1,590)
Institutional/HNW accounts	1,021	4,413	2,352
Retail managed accounts	551	671	412
Total net flows	$ 3,029	$ 5,537	$ 3,270

[1] Tax Advantaged Bond Strategies acquired by Eaton Vance subsidiary, Eaton Vance Management, in December 2008.